UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026
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Celestica Inc.
(Exact name of registrant as specified in its charter)
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Ontario, Canada	001-14832	98-0185558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900	M2N 6L7
Toronto, Ontario, Canada	(Zip Code)
(Address of principal executive officers)

(416) 448-2211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On January 29, 2026, Celestica Inc. (the “Company”) announced that it intends to hold its Annual Meeting of Shareholders (the “2026 Annual Meeting”) on May 19, 2026, at 9:30 a.m. EDT in a hybrid format with further details to be provided in the Company’s upcoming definitive proxy statement related to the 2026 Annual Meeting. The Company has set March 27, 2026 as the record date for determining shareholders of the Company who are entitled to receive notice of, and to vote at, the 2026 Annual Meeting.

In accordance with the advance notice requirements contained in the Company’s advance notice by-law (the “Advance Notice By-Law”), shareholders must deliver a notice to the Company’s Corporate Secretary at the Company’s principal executive offices at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada, M2N 6L7, no later than the close of business on April 9, 2026 in order for a director nominee nominated by any such shareholder pursuant to the Advance Notice By-Law to be eligible for election at the 2026 Annual Meeting. Any such shareholder notice must comply with the requirements of the Advance Notice By-Law and will not be effective otherwise.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELESTICA INC.

Date: January 29, 2026
	By:	/s/ Douglas Parker
Name: Douglas Parker
Title: Chief Legal Officer and Corporate Secretary